COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION

Net Income of 84 Cents Per Share Increased 45 Percent Compared to Second Quarter 2016
Includes After-Tax Impact of Restructuring Charges of $13 Million, or 8 Cents Per Share

Strong Credit Quality
Net Credit-Related Charge-Offs to Average Loans of 13 Basis Points

Growth in Efficiency and Revenue Initiative Implementation on Track
$40 Million in Additional Savings Identified
Now Expected to Drive $270 Million Increase in Annual Pre-Tax Income in 2018

DALLAS/October 18, 2016 -- Comerica Incorporated (NYSE: CMA) today reported third quarter 2016 net income of $149 million, compared to $104 million for the second quarter 2016 and $136 million for the third quarter 2015. Earnings per diluted share were 84 cents for third quarter 2016 compared to 58 cents for second quarter 2016 and 74 cents for third quarter 2015. Comerica also continued the implementation of its efficiency and revenue initiative ("GEAR Up"), which is expected to drive additional annual pre-tax income of approximately $180 million by year-end 2017 and $270 million by year-end 2018.
"On our last earnings call, we announced that we had identified more than 20 work streams in our GEAR Up initiative that are expected to drive a significant improvement in our bottom line.  At that time, we also indicated there was more to come, as we were still identifying and analyzing opportunities.  We have determined that those new opportunities add about $40 million to our initial financial target.  As a result, we are now expecting to drive at least $270 million in additional pre-tax income for full-year 2018,” said Ralph W. Babb, Jr., chairman and chief executive officer.  “These actions, which we have already begun to execute with urgency, take us a long way towards achieving a double-digit return on equity.  We expect to meet or exceed this goal with sustained growth, net of investment, normal credit costs, continued equity buybacks, and assuming only a 25 to 50 basis point increase in rates.  We are not relying on a significantly better economic environment or a substantial increase in rates to reach our goal.  We remain confident that as we deliver on this initiative, we will create greater shareholder value.”
The GEAR Up initiative now includes expected pre-tax benefits of approximately $180 million in full-year 2017 and approximately $270 million in full-year 2018. Additional initiatives include a new retirement program that will replace the current pension plan and retirement account plan for most employees effective January 1, 2017. Active pension plan participants age 60 or older as of December 31, 2016 and current retirees will not be impacted. This initiative is expected to result in annual savings of approximately $35 million in full-year 2017 (assuming current actuarial assumptions). The initiative is also expected to reduce full-year 2016 pension expense to $7 million, resulting in a $4 million credit in the fourth quarter. In addition, streamlining additional operations and administrative support functions is expected to add about $5 million to the initial target.

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Expense reduction targets have been increased to approximately $150 million for full-year 2017, which increases to approximately $200 million for full-year 2018. This is to be achieved through the additional actions identified above as well as the previously announced reduction in workforce, streamlining operational processes, real estate optimization including consolidating 38 banking centers, selective outsourcing of technology functions and reduction of technology system applications. Approximately two-thirds of the workforce reduction target will be completed by year-end 2016.

•
Revenue enhancements are unchanged and are expected to be approximately $30 million for full-year 2017, which increase to approximately $70 million for full-year 2018, through expanded product offerings, enhanced sales tools and training and improved customer analytics to drive opportunities.

•	Total expected pre-tax restructuring charges of $140 million to $160 million to be incurred through 2018 are unchanged.

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 2

(dollar amounts in millions, except per share data)	3rd Qtr '16		2nd Qtr '16		3rd Qtr '15
Net interest income	$450		$445		$422
Provision for credit losses	16		49		26
Noninterest income	272		268		260
Noninterest expenses	493	(a)	518	(a)	457
Pre-tax income	213		146		199
Provision for income taxes	64		42		63
Net income	$149		$104		$136

Net income attributable to common shares	$148		$103		$134

Diluted income per common share	0.84		0.58		0.74

Average diluted shares (in millions)	176		177		181

Common equity Tier 1 capital ratio (b)	10.68%		10.49%		10.51%
Common equity ratio	10.42		10.79		10.73
Tangible common equity ratio (c)	9.64		9.98		9.91

(a)	Included restructuring charge of $20 million (8 cents per share, after tax) in the third quarter 2016 and $53 million (19 cents per share, after tax) in the second quarter 2016.

(b)	September 30, 2016 ratio is estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures.

“Quarter over quarter, our earnings per share increased 45 percent. This reflected strong credit quality, a reduction in restructuring charges, solid revenue growth and well-managed expenses,” said Babb. “While loans were relatively stable, average deposit growth was robust, increasing $1.5 billion. Criticized loans declined and net charge-offs were only 13 basis points of average loans. Our capital position remains solid. In line with our CCAR plan, we increased our share repurchases to 2.1 million shares for a total of $97 million, compared to $65 million in the second quarter.
"We believe we are well positioned for the future," said Babb. "We benefit meaningfully from any increase in interest rates and we continue to adeptly navigate the energy cycle. Yet, we are not waiting for the environment to improve. We are moving with urgency to execute our GEAR Up initiatives and are fully committed to delivering on these efficiency and revenue opportunities to further enhance our profitability."
Third Quarter 2016 Compared to Second Quarter 2016
Average total loans decreased $263 million to $49.2 billion.

•	Primarily reflected decreases in Energy, National Dealer Services and Technology and Life Sciences; partially offset by increases in Mortgage Banker Finance and Commercial Real Estate.

•	Period-end total loans decreased $1.1 billion to $49.3 billion, primarily due to decreases in National Dealer Services and Energy.
Average total deposits increased $1.5 billion to $58.1 billion.

•	Driven by a $2.1 billion increase in noninterest-bearing deposits, partially offset by a $534 million decrease in interest-bearing deposits.

•	Average total deposits increased in general Middle Market, Commercial Real Estate and Corporate Banking; partially offset by a decrease in Wealth Management.

•	Period-end deposits increased $2.9 billion to $59.3 billion, in part reflecting an elevated deposit level associated with the government card program on the final day of the quarter.
Net interest income increased $5 million to $450 million.

•	Primarily the result of one additional day in the third quarter and the benefit from an increase in LIBOR rates, partially offset by higher funding costs.

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 3

The provision for credit losses decreased $33 million to $16 million.

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Net credit-related charge-offs were $16 million, or 0.13 percent of average loans, compared to $47 million, or 0.38 percent, in the second quarter 2016. Energy net credit-related charge-offs were $6 million compared to $32 million in the second quarter 2016.

•	The allowance for loan losses was $727 million, or 1.48 percent of total loans. The reserve allocation for Energy remained above 8 percent of loans in the Energy business line.
Noninterest income increased $4 million to $272 million.

•	Increases in commercial lending fees, largely due to an increase in syndication agent fees, partially offset by a decrease in fiduciary income.

•	Non-fee categories increased modestly, primarily due to an increase in income from bank-owned life insurance partially offset by a decrease in deferred compensation plan asset returns.
Noninterest expenses decreased $25 million to $493 million.

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Excluding a $33 million decrease in restructuring charges, noninterest expenses increased $8 million, primarily due to a $6 million decrease in gains from the sale of leased assets and a $3 million increase in outside processing fees.

Capital position remained solid at September 30, 2016.

•	Increased repurchases by 640,000 shares to approximately 2.1 million shares of common stock under the equity repurchase program.

•	Dividend increased 4.5 percent to 23 cents per share.

•	Including dividends, returned a total of $137 million to shareholders.
Third Quarter 2016 Compared to Third Quarter 2015
Average total loans increased $234 million.

•	Primarily reflected continued growth in Commercial Real Estate and Mortgage Banker Finance, partially offset by declines in Energy and general Middle Market.
Average total deposits decreased $1.1 billion, or 2 percent.

•
Primarily driven by decreases in Municipalities, Corporate Banking, Technology and Life Sciences and the Financial Services Division; partially offset by increases in Retail Bank and Commercial Real Estate.

Net interest income increased $28 million, or 6 percent.

•	Primarily due to higher yields on loans and Federal Reserve Bank deposits, as well as earning asset growth; partially offset by an increase in funding costs.
The provision for credit losses decreased $10 million, or 38 percent.
Noninterest income increased $12 million, or 5 percent.

•
Excluding a $6 million increase in deferred compensation asset returns, noninterest income increased $6 million, primarily reflecting a $5 million increase in card fees and a $4 million increase in commercial lending fees, largely due to an increase in syndication agent fees; partially offset by decreases in warrant income and risk management hedge ineffectiveness.

Noninterest expense increased $36 million.

•
Noninterest expense increased $10 million excluding third quarter 2016 restructuring charges of $20 million and a $6 million increase in deferred compensation plan expense. The remaining increase primarily reflected increases of $5 million each in software expense and FDIC insurance premiums.

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 4

Net Interest Income

(dollar amounts in millions)	3rd Qtr '16	2nd Qtr '16	3rd Qtr '15
Net interest income	$450	$445	$422

Net interest margin	2.66%	2.74%	2.54%

Selected average balances:
Total earning assets	$67,648	$65,597	$66,191
Total loans	49,206	49,469	48,972
Total investment securities	12,373	12,334	10,232
Federal Reserve Bank deposits	5,781	3,495	6,710

Total deposits	58,065	56,521	59,140
Total noninterest-bearing deposits	30,454	28,376	28,623
Medium- and long-term debt	5,907	5,072	3,175
Net interest income increased $5 million to $450 million in the third quarter 2016, compared to the second quarter 2016.

•
Interest on loans increased $5 million, primarily reflecting the benefit from increases in LIBOR rates (+$4 million), one additional day in the third quarter (+$4 million) and the impact of a second quarter 2016 negative residual value adjustment to assets in the leasing portfolio (+$2 million), partially offset by the impact of a decrease in average loan balances (-$2 million), the impact of nonaccrual loans (-$1 million), lower fees (-$1 million) and other portfolio dynamics (-$1 million).

•	Interest on investment securities decreased $1 million due to a decrease in yields.

•	Interest on short-term investments increased $3 million due to an increase in average Federal Reserve Bank deposit balances.

•
Interest expense on debt increased $2 million, primarily due to higher costs on variable rate debt tied to LIBOR and the full-quarter impact of Federal Home Loan Bank (FHLB) borrowings during the second quarter.

The net interest margin of 2.66 percent decreased 8 basis points compared to the second quarter 2016, primarily due to the impact of an increase in lower-yielding Federal Reserve Bank deposit balances (-8 basis points).
Credit Quality
“Credit quality was strong, with total net charge-offs of $16 million, or 13 basis points, which is well below our historical norm,” said Babb. “Criticized loans declined almost $300 million and comprised less than 7 percent of our total loans.  Energy loans were 5 percent of total loans as they continued to decrease. While the overall performance of the Energy portfolio has improved, as evidenced by net charge-offs of only $6 million in the third quarter, and oil and gas prices have remained relatively stable for the past several months, we remain cautious and continued to maintain a reserve allocation of over 8 percent for Energy loans and a total reserve of 1.48 percent of total loans as of September 30, 2016.  The solid performance of our total loan portfolio contributed to a reduction in our provision expense to $16 million."

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 5

(dollar amounts in millions)	3rd Qtr '16	2nd Qtr '16	3rd Qtr '15
Credit-related charge-offs	$35	$59	$34
Recoveries	19	12	11
Net credit-related charge-offs	16	47	23
Net credit-related charge-offs/Average total loans	0.13%	0.38%	0.19%

Provision for credit losses	$16	$49	$26

Nonperforming loans	639	613	369
Nonperforming assets (NPAs)	660	635	381
NPAs/Total loans and foreclosed property	1.34%	1.26%	0.78%

Loans past due 90 days or more and still accruing	$48	$35	$5

Allowance for loan losses	727	729	622
Allowance for credit losses on lending-related commitments (a)	45	43	48
Total allowance for credit losses	772	772	670

Allowance for loan losses/Period-end total loans	1.48%	1.45%	1.27%
Allowance for loan losses/Nonperforming loans	114	119	169

(a)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	Energy business line loans were $2.5 billion at September 30, 2016 compared to $2.7 billion at June 30, 2016.

◦	Criticized Energy loans decreased $79 million, to $1.5 billion.

◦	Energy net charge-offs were $6 million, compared to $32 million in the second quarter 2016.

◦	The reserve allocation for loans in the Energy business line remained above 8 percent at September 30, 2016.

•
Net charge-offs decreased $31 million to $16 million, or 0.13 percent of average loans, in the third quarter 2016, compared to $47 million, or 0.38 percent, in the second quarter 2016. Aside from Energy, net charge-offs were $10 million, or 8 basis points, for the remainder of the portfolio.

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During the third quarter 2016, $105 million of borrower relationships over $2 million were transferred to nonaccrual status, a decrease of $2 million compared to $107 million transferred during the second quarter. Third quarter 2016 transfers to nonaccrual included $63 million from Energy, compared to $51 million in the second quarter.

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Criticized loans decreased $290 million to $3.3 billion at September 30, 2016, compared to $3.6 billion at June 30, 2016. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 6

Fourth Quarter 2016 Outlook
For fourth quarter 2016 compared to third quarter 2016, management expects the following, assuming a continuation of the current economic and low-rate environment:

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Average loans stable, reflecting growth in National Dealer Services, Technology and Life Sciences and small increases in several other lines of business, offset by seasonality in Mortgage Banker and a continued decline in Energy.

•	Net interest income slightly higher, reflecting benefits from a decline in wholesale funding costs and an increase in LIBOR.

•	Provision for credit losses expected to remain low, with net charge-offs below historical norms. Provision and net charge-offs expected to be between second quarter 2016 and third quarter 2016 levels.

•	Noninterest income relatively stable, excluding income from bank-owned life insurance and deferred compensation asset returns, with fee income expected to remain strong at third quarter 2016 levels.

•
Noninterest expenses lower, excluding an estimated $30 million to $35 million in restructuring expense, with GEAR Up expense savings of approximately $25 million, primarily salaries and benefits (including pension); seasonal increases in outside processing, marketing and occupancy expected to be partially offset by third quarter 2016 level of deferred compensation expense not expected to repeat.

•	Income tax expense to approximate 30 percent of pre-tax income.

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 7

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at September 30, 2016. The accompanying narrative addresses third quarter 2016 results compared to second quarter 2016.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	3rd Qtr '16		2nd Qtr '16		3rd Qtr '15
Business Bank	$192	91%	$155	93%	$195	85%
Retail Bank	1	—	(2)	(1)	13	6
Wealth Management	18	9	13	8	21	9
	211	100%	166	100%	229	100%
Finance	(61)		(63)		(94)
Other (a)	(1)		1		1
Total	$149		$104		$136
(a) Includes items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	3rd Qtr '16		2nd Qtr '16		3rd Qtr '15
Net interest income	$361		$355		$378
Provision for credit losses	2		46		30
Noninterest income	145		144		144
Noninterest expenses	215	(a)	222	(a)	198
Net income	192		155		195

Net credit-related charge-offs	14		42		23

Selected average balances:
Assets	39,618		39,983		39,768
Loans	38,243		38,574		38,113
Deposits	30,019		28,441		31,405

(a)	Included restructuring charges of $10 million in the third quarter 2016 and $26 million in the second quarter 2016.

•	Average loans decreased $331 million, primarily reflecting decreases in Energy, National Dealer Services and Technology and Life Sciences, partially offset by an increase in Mortgage Banker Finance.

•	Average deposits increased $1.6 billion, primarily reflecting increases in general Middle Market, Commercial Real Estate and Corporate Banking.

•
Net interest income increased $6 million, primarily reflecting the benefit from one additional day in the third quarter, the impact of a second quarter 2016 negative residual value adjustment to assets in the leasing portfolio and an increase in net funds transfer pricing (FTP) credits, partially offset by the impact of a decrease in average loan balances. The increase in net FTP credits primarily reflected the benefit from the increase in average deposits partially offset by the impact of higher funding costs.

•
The provision for credit losses decreased $44 million, primarily reflecting decreases in Energy and Technology and Life Sciences, in part due to lower loan balances, partially offset by an increase in general Middle Market.

•	Noninterest income increased $1 million, primarily due to an increase in syndication agent fees.

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Noninterest expenses decreased $7 million, primarily reflecting a decrease in restructuring charges, partially offset by a decrease in gains from the sale of leased assets and an increase in outside processing fees.

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 8

Retail Bank

(dollar amounts in millions)	3rd Qtr '16		2nd Qtr '16		3rd Qtr '15
Net interest income	$156		$155		$158
Provision for credit losses	10		1		2
Noninterest income	50		48		49
Noninterest expenses	195	(a)	205	(a)	185
Net income	1		(2)		13

Net credit-related charge-offs	3		1		1

Selected average balances:
Assets	6,544		6,558		6,518
Loans	5,871		5,879		5,835
Deposits	23,654		23,546		23,079

(a)	Included restructuring charges of $8 million in the third quarter 2016 and $19 million in the second quarter 2016.

•	Average deposits increased $108 million, primarily reflecting an increase in noninterest-bearing Small Business deposits.

•	Net interest income increased $1 million, primarily the result of the FTP benefit provided by the increase in average deposits.

•	The provision for credit losses increased $9 million, primarily due to an increase in reserves for Small Business.

•	Noninterest income increased $2 million, primarily reflecting an increase in customer derivative income.

•	Noninterest expenses decreased $10 million, primarily reflecting a decrease in restructuring charges.
Wealth Management

(dollar amounts in millions)	3rd Qtr '16		2nd Qtr '16		3rd Qtr '15
Net interest income	$41		$42		$45
Provision for credit losses	(1)		3		(3)
Noninterest income	61		62		59
Noninterest expenses	75	(a)	81	(a)	75
Net income	18		13		21

Net credit-related charge-offs (recoveries)	(1)		4		(1)

Selected average balances:
Assets	5,283		5,215		5,228
Loans	5,092		5,016		5,024
Deposits	4,030		4,213		4,188

(a)	Included restructuring charges of $2 million in the third quarter 2016 and $8 million in the second quarter 2016.

•	Average loans increased $76 million, primarily reflecting an increase in Private Banking.

•	Average deposits decreased $183 million, primarily reflecting decreases in money market and checking deposits, partially offset by an increase in noninterest-bearing deposits.

•	The provision for credit losses decreased $4 million, primarily reflecting a decrease in net charge-offs.

•	Noninterest income decreased $1 million, primarily due to a decrease in fiduciary income.

•	Noninterest expenses decreased $6 million, primarily reflecting a decrease in restructuring charges.

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 9

Geographic Market Segments
Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. The tables below present the geographic market results based on the methodologies in effect at September 30, 2016.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	3rd Qtr '16		2nd Qtr '16		3rd Qtr '15
Michigan	$51	24%	$57	34%	$70	31%
California	75	35	50	30	62	27
Texas	33	16	3	2	36	16
Other Markets	52	25	56	34	61	26
	211	100%	166	100%	229	100%
Finance & Other (a)	(62)		(62)		(93)
Total	$149		$104		$136
(a) Includes items not directly associated with the geographic markets.

•
Average loans decreased $274 million in Texas, $172 million in Michigan and $71 million in California. The decrease in Texas primarily reflected a decrease in Energy, partially offset by an increase in Commercial Real Estate, while the decrease in Michigan primarily reflected a decrease in general Middle Market and the decrease in California primarily reflected a decrease in Technology and Life Sciences, partially offset by an increase in Commercial Real Estate.

•
Average deposits increased $741 million in California and $391 million in Michigan, and decreased $192 million in Texas. General Middle Market deposits increased in California and Michigan, and decreased in Texas. The increase in California also reflected an increase in Commercial Real Estate, while the decrease in Texas also reflected a decrease in Technology and Life Sciences.

•
Net interest income increased $3 million in Michigan and $3 million in California, and decreased $1 million in Texas. The increases in Michigan and California primarily reflected the FTP benefit from higher deposit balances and one additional day in the third quarter, partially offset by the impact of lower loan balances and higher FTP funding costs. The decrease in Texas primarily reflected an increase in FTP funding costs.

•
The provision for credit losses decreased $35 million in Texas and $21 million in California, and increased $10 million in Michigan. The decrease in Texas primarily reflected a decrease in Energy, in part due to lower loan balances. In California, the decrease primarily reflected decreases in Technology and Life Sciences and general Middle Market. The increase in Michigan primarily reflected an increase in general Middle Market.

•
Noninterest income increased $5 million in California, $2 million in Texas and $1 million in Michigan. The increase in California was primarily due to increases in warrant income, syndication agent fees and card fees. The increases in both Texas and Michigan were primarily due to increases in syndication agent fees.

•
Noninterest expenses decreased $11 million in Texas and $10 million in California and increased $2 million in Michigan. Restructuring charges decreased in all three primary markets. In addition to the impact of restructuring charges, the decrease in Texas reflected small decreases in several other categories and the increase in Michigan reflected a decrease in gains from the sale of leased assets.

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 10

Michigan Market

(dollar amounts in millions)	3rd Qtr '16		2nd Qtr '16		3rd Qtr '15
Net interest income	$169		$166		$179
Provision for credit losses	13		3		6
Noninterest income	82		81		84
Noninterest expenses	161	(a)	159	(a)	152
Net income	51		57		70

Net credit-related charge-offs (recoveries)	1		—		9

Selected average balances:
Assets	13,174		13,299		13,856
Loans	12,488		12,660		13,223
Deposits	21,944		21,553		21,946

(a)	Included restructuring charges of $5 million in the third quarter 2016 and $15 million in the second quarter 2016.
California Market

(dollar amounts in millions)	3rd Qtr '16		2nd Qtr '16		3rd Qtr '15
Net interest income	$181		$178		$186
Provision for credit losses	(4)		17		24
Noninterest income	44		39		38
Noninterest expenses	110	(a)	120	(a)	101
Net income	75		50		62

Net credit-related charge-offs	—		17		10

Selected average balances:
Assets	17,933		17,998		17,060
Loans	17,637		17,708		16,789
Deposits	17,674		16,933		18,371

(a)	Included restructuring charges of $5 million in the third quarter 2016 and $16 million in the second quarter 2016.
Texas Market

(dollar amounts in millions)	3rd Qtr '16		2nd Qtr '16		3rd Qtr '15
Net interest income	$118		$119		$129
Provision for credit losses	(3)		32		10
Noninterest income	33		31		34
Noninterest expenses	102	(a)	113	(a)	97
Net income (loss)	33		3		36

Net credit-related charge-offs	10		31		4

Selected average balances:
Assets	11,014		11,287		11,578
Loans	10,566		10,840		10,997
Deposits	9,860		10,052		10,753

(a)	Included restructuring charges of $7 million in the third quarter 2016 and $15 million in the second quarter 2016.

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 11

Conference Call and Webcast
Comerica will host a conference call to review third quarter 2016 financial results at 7 a.m. CT Tuesday, October 18, 2016. Interested parties may access the conference call by calling (877) 523-5249 or (210) 591-1147 (event ID No. 67807311). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS THIRD QUARTER 2016 NET INCOME OF $149 MILLION - 12

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including changes in interest rates; changes in regulation or oversight; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; unfavorable developments concerning credit quality; operational difficulties, failure of technology infrastructure or information security incidents; reliance on other companies to provide certain key components of business infrastructure; factors impacting noninterest expenses which are beyond Comerica's control; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; reductions in Comerica's credit rating; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; any future strategic acquisitions or divestitures; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2015, “Item 1A. Risk Factors” on page 54 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and “Item 1A. Risk Factors” on page 62 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2016	2016	2015	2016	2015
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.84	$0.58	$0.74	$1.76	$2.20
Cash dividends declared	0.23	0.22	0.21	0.66	0.62

Average diluted shares (in thousands)	176,184	177,195	180,714	176,476	181,807
KEY RATIOS
Return on average common shareholders' equity	7.80%	5.44%	7.19%	5.46%	7.20%
Return on average assets	0.82	0.59	0.76	0.59	0.78
Common equity tier 1 and tier 1 risk-based capital ratio (a)	10.68	10.49	10.51
Total risk-based capital ratio (a)	12.82	12.74	12.82
Leverage ratio (a)	10.14	10.39	10.28
Common equity ratio	10.42	10.79	10.73
Tangible common equity ratio (b)	9.64	9.98	9.91
AVERAGE BALANCES
Commercial loans	$31,132	$31,511	$31,900	$31,152	$31,596
Real estate construction loans	2,646	2,429	1,833	2,397	1,859
Commercial mortgage loans	9,012	9,033	8,691	9,002	8,648
Lease financing	662	730	788	706	793
International loans	1,349	1,396	1,401	1,388	1,455
Residential mortgage loans	1,883	1,880	1,882	1,885	1,872
Consumer loans	2,522	2,490	2,477	2,493	2,432
Total loans	49,206	49,469	48,972	49,023	48,655

Earning assets	67,648	65,597	66,191	65,796	64,561
Total assets	72,909	70,668	71,333	70,942	69,688

Noninterest-bearing deposits	30,454	28,376	28,623	28,966	27,569
Interest-bearing deposits	27,611	28,145	30,517	28,136	30,282
Total deposits	58,065	56,521	59,140	57,102	57,851

Common shareholders' equity	7,677	7,654	7,559	7,654	7,508
NET INTEREST INCOME
Net interest income	$450	$445	$422	$1,342	$1,256
Net interest margin (fully taxable equivalent)	2.66%	2.74%	2.54%	2.74%	2.61%
CREDIT QUALITY
Total nonperforming assets	$660	$635	$381

Loans past due 90 days or more and still accruing	48	35	5

Net credit-related charge-offs	16	47	23	$121	$49

Allowance for loan losses	727	729	622
Allowance for credit losses on lending-related commitments	45	43	48
Total allowance for credit losses	772	772	670

Allowance for loan losses as a percentage of total loans	1.48%	1.45%	1.27%
Net credit-related charge-offs as a percentage of average total loans	0.13	0.38	0.19	0.33%	0.14%
Nonperforming assets as a percentage of total loans and foreclosed property	1.34	1.26	0.78
Allowance for loan losses as a percentage of total nonperforming loans	114	119	169

(a)	September 30, 2016 ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2016	2016	2015	2015
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,292	$1,172	$1,157	$1,101

Interest-bearing deposits with banks	6,748	2,938	4,990	6,099
Other short-term investments	92	100	113	107

Investment securities available-for-sale	10,789	10,712	10,519	8,749
Investment securities held-to-maturity	1,695	1,807	1,981	1,863

Commercial loans	31,152	32,360	31,659	31,777
Real estate construction loans	2,743	2,553	2,001	1,874
Commercial mortgage loans	9,013	9,038	8,977	8,787
Lease financing	648	684	724	751
International loans	1,303	1,365	1,368	1,382
Residential mortgage loans	1,874	1,856	1,870	1,880
Consumer loans	2,541	2,524	2,485	2,491
Total loans	49,274	50,380	49,084	48,942
Less allowance for loan losses	(727)	(729)	(634)	(622)
Net loans	48,547	49,651	48,450	48,320

Premises and equipment	528	544	550	541
Accrued income and other assets	4,433	4,356	4,117	4,232
Total assets	$74,124	$71,280	$71,877	$71,012

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$31,776	$28,559	$30,839	$28,697

Money market and interest-bearing checking deposits	22,436	22,539	23,532	23,948
Savings deposits	2,052	2,022	1,898	1,853
Customer certificates of deposit	2,967	3,230	3,552	4,126
Foreign office time deposits	30	24	32	144
Total interest-bearing deposits	27,485	27,815	29,014	30,071
Total deposits	59,261	56,374	59,853	58,768

Short-term borrowings	12	12	23	109
Accrued expenses and other liabilities	1,234	1,279	1,383	1,413
Medium- and long-term debt	5,890	5,921	3,058	3,100
Total liabilities	66,397	63,586	64,317	63,390

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,174	2,165	2,173	2,165
Accumulated other comprehensive loss	(292)	(295)	(429)	(345)
Retained earnings	7,262	7,157	7,084	7,007
Less cost of common stock in treasury - 56,096,416 shares at 9/30/16, 54,247,325 shares at 6/30/16, 52,457,113 shares at 12/31/15, and 51,010,418 shares at 9/30/15	(2,558)	(2,474)	(2,409)	(2,346)
Total shareholders' equity	7,727	7,694	7,560	7,622
Total liabilities and shareholders' equity	$74,124	$71,280	$71,877	$71,012

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2016	2015	2016	2015
INTEREST INCOME
Interest and fees on loans	$411	$390	$1,223	$1,156
Interest on investment securities	61	54	185	160
Interest on short-term investments	8	4	17	11
Total interest income	480	448	1,425	1,327
INTEREST EXPENSE
Interest on deposits	10	11	30	33
Interest on medium- and long-term debt	20	15	53	38
Total interest expense	30	26	83	71
Net interest income	450	422	1,342	1,256
Provision for credit losses	16	26	213	87
Net interest income after provision for credit losses	434	396	1,129	1,169
NONINTEREST INCOME
Card fees	76	71	224	203
Service charges on deposit accounts	55	57	165	168
Fiduciary income	47	47	142	142
Commercial lending fees	26	22	68	69
Letter of credit fees	12	13	38	39
Bank-owned life insurance	12	10	30	29
Foreign exchange income	10	10	31	29
Brokerage fees	5	5	14	13
Net securities losses	—	—	(3)	(2)
Other noninterest income	29	25	75	79
Total noninterest income	272	260	784	769
NONINTEREST EXPENSES
Salaries and benefits expense	247	243	742	747
Outside processing fee expense	86	83	247	239
Net occupancy expense	40	41	117	118
Equipment expense	13	13	40	39
Restructuring charges	20	—	73	—
Software expense	31	26	90	73
FDIC insurance expense	14	9	39	27
Advertising expense	5	6	15	17
Litigation-related expense	—	(3)	—	(32)
Other noninterest expenses	37	39	106	117
Total noninterest expenses	493	457	1,469	1,345
Income before income taxes	213	199	444	593
Provision for income taxes	64	63	131	188
NET INCOME	149	136	313	405
Less income allocated to participating securities	1	2	3	5
Net income attributable to common shares	$148	$134	$310	$400
Earnings per common share:
Basic	$0.87	$0.76	$1.80	$2.27
Diluted	0.84	0.74	1.76	2.20

Comprehensive income	152	187	450	472

Cash dividends declared on common stock	40	37	115	110
Cash dividends declared per common share	0.23	0.21	0.66	0.62

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2016 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2016		Third Quarter 2015
(in millions, except per share data)	2016	2016	2016	2015	2015	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$411	$406	$406	$395	$390	$5	1%	$21	5%
Interest on investment securities	61	62	62	56	54	(1)	(1)	7	14
Interest on short-term investments	8	5	4	6	4	3	62	4	67
Total interest income	480	473	472	457	448	7	1	32	7
INTEREST EXPENSE
Interest on deposits	10	10	10	10	11	—	—	(1)	(9)
Interest on medium- and long-term debt	20	18	15	14	15	2	12	5	37
Total interest expense	30	28	25	24	26	2	8	4	18
Net interest income	450	445	447	433	422	5	1	28	6
Provision for credit losses	16	49	148	60	26	(33)	(67)	(10)	(38)
Net interest income after provision for credit losses	434	396	299	373	396	38	9	38	9
NONINTEREST INCOME
Card fees	76	76	72	73	71	—	—	5	7
Service charges on deposit accounts	55	55	55	55	57	—	—	(2)	(2)
Fiduciary income	47	49	46	45	47	(2)	(3)	—	—
Commercial lending fees	26	22	20	30	22	4	12	4	12
Letter of credit fees	12	13	13	14	13	(1)	(1)	(1)	(3)
Bank-owned life insurance	12	9	9	11	10	3	37	2	18
Foreign exchange income	10	11	10	11	10	(1)	—	—	—
Brokerage fees	5	5	4	4	5	—	—	—	—
Net securities losses	—	(1)	(2)	—	—	1	38	—	—
Other noninterest income	29	29	17	23	25	—	—	4	14
Total noninterest income	272	268	244	266	260	4	2	12	5
NONINTEREST EXPENSES
Salaries and benefits expense	247	247	248	262	243	—	—	4	2
Outside processing fee expense	86	83	78	79	83	3	3	3	3
Net occupancy expense	40	39	38	41	41	1	—	(1)	(3)
Equipment expense	13	14	13	14	13	(1)	(5)	—	—
Restructuring charges	20	53	—	—	—	(33)	(63)	20	n/m
Software expense	31	30	29	26	26	1	1	5	20
FDIC insurance expense	14	14	11	10	9	—	—	5	62
Advertising expense	5	6	4	7	6	(1)	(22)	(1)	(13)
Litigation-related expense	—	—	—	—	(3)	—	—	3	n/m
Other noninterest expenses	37	32	37	43	39	5	15	(2)	(7)
Total noninterest expenses	493	518	458	482	457	(25)	(5)	36	8
Income before income taxes	213	146	85	157	199	67	45	14	7
Provision for income taxes	64	42	25	41	63	22	48	1	—
NET INCOME	149	104	60	116	136	45	44	13	10
Less income allocated to participating securities	1	1	1	1	2	—	—	(1)	(4)
Net income attributable to common shares	$148	$103	$59	$115	$134	$45	44%	$14	10%
Earnings per common share:
Basic	$0.87	$0.60	$0.34	$0.65	$0.76	$0.27	45%	$0.11	14%
Diluted	0.84	0.58	0.34	0.64	0.74	0.26	45	0.10	14

Comprehensive income	152	137	161	32	187	15	11	(35)	(19)

Cash dividends declared on common stock	40	38	37	37	37	2	3	3	6
Cash dividends declared per common share	0.23	0.22	0.21	0.21	0.21	0.01	5	0.02	10
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2016			2015
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$729	$724	$634	$622	$618

Loan charge-offs:
Commercial	24	48	72	73	30
Commercial mortgage	2	—	—	1	—
International	8	4	3	—	1
Consumer	1	2	2	2	3
Total loan charge-offs	35	54	77	76	34

Recoveries on loans previously charged-off:
Commercial	15	9	12	6	8
Commercial mortgage	3	2	12	11	2
Residential mortgage	—	—	—	1	—
Consumer	1	1	1	7	1
Total recoveries	19	12	25	25	11
Net loan charge-offs	16	42	52	51	23
Provision for loan losses	14	47	141	63	28
Foreign currency translation adjustment	—	—	1	—	(1)
Balance at end of period	$727	$729	$724	$634	$622

Allowance for loan losses as a percentage of total loans	1.48%	1.45%	1.47%	1.29%	1.27%

Net loan charge-offs as a percentage of average total loans	0.13	0.34	0.43	0.42	0.19

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2016			2015
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$43	$46	$45	$48	$50
Charge-offs on lending-related commitments (a)	—	(5)	(6)	—	—
Provision for credit losses on lending-related commitments	2	2	7	(3)	(2)
Balance at end of period	$45	$43	$46	$45	$48

Unfunded lending-related commitments sold	$—	$12	$11	$—	$—

(a)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2016			2015
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$508	$482	$547	$238	$214
Real estate construction	—	—	—	1	1
Commercial mortgage	44	44	47	60	66
Lease financing	6	6	6	6	8
International	19	18	27	8	8
Total nonaccrual business loans	577	550	627	313	297
Retail loans:
Residential mortgage	23	26	26	27	31
Consumer:
Home equity	27	28	27	27	28
Other consumer	4	1	1	—	1
Total consumer	31	29	28	27	29
Total nonaccrual retail loans	54	55	54	54	60
Total nonaccrual loans	631	605	681	367	357
Reduced-rate loans	8	8	8	12	12
Total nonperforming loans	639	613	689	379	369
Foreclosed property	21	22	25	12	12
Total nonperforming assets	$660	$635	$714	$391	$381

Nonperforming loans as a percentage of total loans	1.30%	1.22%	1.40%	0.77%	0.75%
Nonperforming assets as a percentage of total loans and foreclosed property	1.34	1.26	1.45	0.80	0.78
Allowance for loan losses as a percentage of total nonperforming loans	114	119	105	167	169
Loans past due 90 days or more and still accruing	$48	$35	$13	$17	$5

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$605	$681	$367	$357	$349
Loans transferred to nonaccrual (a)	105	107	446	105	69
Nonaccrual business loan gross charge-offs (b)	(34)	(52)	(75)	(49)	(31)
Nonaccrual business loans sold (c)	(2)	(40)	(21)	—	—
Payments/Other (d)	(43)	(91)	(36)	(46)	(30)
Nonaccrual loans at end of period	$631	$605	$681	$367	$357
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Analysis of gross loan charge-offs:
Nonaccrual business loans	$34	$52	$75	$49	$31
Performing business loans	—	—	—	25	—
Consumer and residential mortgage loans	1	2	2	2	3
Total gross loan charge-offs	$35	$54	$77	$76	$34
(c) Analysis of loans sold:
Nonaccrual business loans	$2	$40	$21	$—	$—
Performing criticized loans	—	—	—	3	—
Total criticized loans sold	$2	$40	$21	$3	$—
(d) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2016			September 30, 2015
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)

Commercial loans	$31,152	$753	3.24%	$31,596	$718	3.05%
Real estate construction loans	2,397	65	3.61	1,859	48	3.44
Commercial mortgage loans	9,002	236	3.50	8,648	220	3.40
Lease financing	706	15	2.86	793	19	3.13
International loans	1,388	38	3.61	1,455	39	3.63
Residential mortgage loans	1,885	54	3.81	1,872	53	3.78
Consumer loans	2,493	62	3.34	2,432	59	3.23
Total loans	49,023	1,223	3.34	48,655	1,156	3.19

Mortgage-backed securities (b)	9,347	152	2.20	9,076	151	2.23
Other investment securities	3,008	33	1.50	950	9	1.18
Total investment securities (b)	12,355	185	2.03	10,026	160	2.13

Interest-bearing deposits with banks	4,313	16	0.50	5,774	11	0.25
Other short-term investments	105	1	0.65	106	—	0.78
Total earning assets	65,796	1,425	2.90	64,561	1,327	2.76

Cash and due from banks	1,098			1,054
Allowance for loan losses	(726)			(614)
Accrued income and other assets	4,774			4,687
Total assets	$70,942			$69,688

Money market and interest-bearing checking deposits	$22,797	20	0.11	$23,973	20	0.11
Savings deposits	1,996	—	0.02	1,827	—	0.02
Customer certificates of deposit	3,308	10	0.40	4,359	12	0.37
Foreign office time deposits	35	—	0.34	123	1	1.13
Total interest-bearing deposits	28,136	30	0.14	30,282	33	0.14

Short-term borrowings	180	—	0.45	93	—	0.05
Medium- and long-term debt	4,695	53	1.51	2,843	38	1.80
Total interest-bearing sources	33,011	83	0.33	33,218	71	0.28

Noninterest-bearing deposits	28,966			27,569
Accrued expenses and other liabilities	1,311			1,393
Total shareholders' equity	7,654			7,508
Total liabilities and shareholders' equity	$70,942			$69,688

Net interest income/rate spread		$1,342	2.57		$1,256	2.48

Impact of net noninterest-bearing sources of funds			0.17			0.13
Net interest margin (as a percentage of average earning assets)			2.74%			2.61%

(a)	Fully taxable equivalent.

(b)	Includes investment securities available-for-sale and investment securities held-to-maturity.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)

Commercial loans	$31,132	$253	3.25%	$31,511	$251	3.23%	$31,900	$243	3.04%
Real estate construction loans	2,646	24	3.57	2,429	22	3.62	1,833	16	3.47
Commercial mortgage loans	9,012	78	3.43	9,033	78	3.47	8,691	74	3.39
Lease financing	662	5	3.30	730	4	1.98	788	6	3.16
International loans	1,349	12	3.56	1,396	13	3.63	1,401	13	3.51
Residential mortgage loans	1,883	18	3.74	1,880	17	3.76	1,882	18	3.79
Consumer loans	2,522	21	3.31	2,490	21	3.37	2,477	20	3.21
Total loans	49,206	411	3.33	49,469	406	3.31	48,972	390	3.17

Mortgage-backed securities (b)	9,359	50	2.17	9,326	51	2.21	9,099	50	2.21
Other investment securities	3,014	11	1.51	3,008	11	1.50	1,133	4	1.26
Total investment securities (b)	12,373	61	2.01	12,334	62	2.03	10,232	54	2.11

Interest-bearing deposits with banks	5,967	8	0.51	3,690	5	0.50	6,869	4	0.25
Other short-term investments	102	—	0.43	104	—	0.58	118	—	0.82
Total earning assets	67,648	480	2.84	65,597	473	2.91	66,191	448	2.70

Cash and due from banks	1,152			1,074			1,095
Allowance for loan losses	(749)			(749)			(628)
Accrued income and other assets	4,858			4,746			4,675
Total assets	$72,909			$70,668			$71,333

Money market and interest-bearing checking deposits	$22,415	7	0.12	$22,785	6	0.11	$24,298	7	0.11
Savings deposits	2,042	—	0.03	2,010	—	0.02	1,860	—	0.02
Customer certificates of deposit	3,129	3	0.40	3,320	4	0.40	4,232	4	0.37
Foreign office time deposits	25	—	0.37	30	—	0.35	127	—	0.70
Total interest-bearing deposits	27,611	10	0.14	28,145	10	0.14	30,517	11	0.14

Short-term borrowings	17	—	0.47	159	—	0.45	91	—	0.04
Medium- and long-term debt	5,907	20	1.36	5,072	18	1.42	3,175	15	1.85
Total interest-bearing sources	33,535	30	0.36	33,376	28	0.33	33,783	26	0.30

Noninterest-bearing deposits	30,454			28,376			28,623
Accrued expenses and other liabilities	1,243			1,262			1,368
Total shareholders' equity	7,677			7,654			7,559
Total liabilities and shareholders' equity	$72,909			$70,668			$71,333

Net interest income/rate spread		$450	2.48		$445	2.58		$422	2.40

Impact of net noninterest-bearing sources of funds			0.18			0.16			0.14
Net interest margin (as a percentage of average earning assets)			2.66%			2.74%			2.54%

(a)	Fully taxable equivalent.

(b)	Includes investment securities available-for-sale and investment securities held-to-maturity.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(in millions, except per share data)	2016	2016	2016	2015	2015

Commercial loans:
Floor plan	$3,778	$4,120	$3,902	$3,939	$3,538
Other	27,374	28,240	27,660	27,720	28,239
Total commercial loans	31,152	32,360	31,562	31,659	31,777
Real estate construction loans	2,743	2,553	2,290	2,001	1,874
Commercial mortgage loans	9,013	9,038	8,982	8,977	8,787
Lease financing	648	684	731	724	751
International loans	1,303	1,365	1,455	1,368	1,382
Residential mortgage loans	1,874	1,856	1,874	1,870	1,880
Consumer loans:
Home equity	1,792	1,779	1,738	1,720	1,714
Other consumer	749	745	745	765	777
Total consumer loans	2,541	2,524	2,483	2,485	2,491
Total loans	$49,274	$50,380	$49,377	$49,084	$48,942

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	8	9	9	10	10
Other intangibles	3	3	4	4	4

Common equity tier 1 capital (a)	7,378	7,346	7,331	7,350	7,327
Risk-weighted assets (a)	69,100	70,056	69,319	69,731	69,718

Common equity tier 1 and tier 1 risk-based capital ratio (a)	10.68%	10.49%	10.58%	10.54%	10.51%
Total risk-based capital ratio (a)	12.82	12.74	12.84	12.69	12.82
Leverage ratio (a)	10.14	10.39	10.60	10.22	10.28
Common equity ratio	10.42	10.79	11.08	10.52	10.73
Tangible common equity ratio (b)	9.64	9.98	10.23	9.70	9.91

Common shareholders' equity per share of common stock	$44.91	$44.24	$43.66	$43.03	$43.02
Tangible common equity per share of common stock (b)	41.15	40.52	39.96	39.33	39.36
Market value per share for the quarter:
High	47.81	47.55	41.74	47.44	52.93
Low	38.39	36.27	30.48	39.52	40.01
Close	47.32	41.13	37.87	41.83	41.10

Quarterly ratios:
Return on average common shareholders' equity	7.80%	5.44%	3.13%	6.08%	7.19%
Return on average assets	0.82	0.59	0.34	0.64	0.76
Efficiency ratio (c)	68.15	72.43	65.99	68.92	66.87

Number of banking centers	473	473	477	477	477

Number of employees - full time equivalent	8,476	8,792	8,869	8,880	8,941

(a)	September 30, 2016 amounts and ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

(c)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	September 30,	December 31,	September 30,
(in millions, except share data)	2016	2015	2015

ASSETS
Cash and due from subsidiary bank	$—	$4	$5
Short-term investments with subsidiary bank	588	569	563
Other short-term investments	88	89	89
Investment in subsidiaries, principally banks	7,685	7,523	7,596
Premises and equipment	2	3	2
Other assets	161	137	138
Total assets	$8,524	$8,325	$8,393

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$626	$608	$618
Other liabilities	171	157	153
Total liabilities	797	765	771

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,174	2,173	2,165
Accumulated other comprehensive loss	(292)	(429)	(345)
Retained earnings	7,262	7,084	7,007
Less cost of common stock in treasury - 56,096,416 shares at 9/30/16, 52,457,113 shares at 12/31/15 and 51,010,418 shares at 9/30/15	(2,558)	(2,409)	(2,346)
Total shareholders' equity	7,727	7,560	7,622
Total liabilities and shareholders' equity	$8,524	$8,325	$8,393

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2014	179.0	$1,141	$2,188	$(412)	$6,744	$(2,259)	$7,402
Net income	—	—	—	—	405	—	405
Other comprehensive income, net of tax	—	—	—	67	—	—	67
Cash dividends declared on common stock ($0.62 per share)	—	—	—	—	(110)	—	(110)
Purchase of common stock	(3.8)	—	—	—	—	(175)	(175)
Purchase and retirement of warrants	—	—	(10)	—	—	—	(10)
Net issuance of common stock under employee stock plans	1.0	—	(21)	—	(10)	45	14
Net issuance of common stock for warrants	1.0	—	(21)	—	(22)	43	—
Share-based compensation	—	—	29	—	—	—	29
BALANCE AT SEPTEMBER 30, 2015	177.2	$1,141	$2,165	$(345)	$7,007	$(2,346)	$7,622

BALANCE AT DECEMBER 31, 2015	175.7	$1,141	$2,173	$(429)	$7,084	$(2,409)	$7,560
Net income	—	—	—	—	313	—	313
Other comprehensive income, net of tax	—	—	—	137	—	—	137
Cash dividends declared on common stock ($0.66 per share)	—	—	—	—	(115)	—	(115)
Purchase of common stock	(5.0)	—	—	—	—	(211)	(211)
Net issuance of common stock under employee stock plans	1.4	—	(29)	—	(20)	62	13
Share-based compensation	—	—	30	—	—	—	30
BALANCE AT SEPTEMBER 30, 2016	172.1	$1,141	$2,174	$(292)	$7,262	$(2,558)	$7,727

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended September 30, 2016	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$361	$156	$41	$(114)	$6	$450
Provision for credit losses	2	10	(1)	—	5	16
Noninterest income	145	50	61	13	3	272
Noninterest expenses	215	195	75	(1)	9	493
Provision (benefit) for income taxes	97	—	10	(39)	(4)	64
Net income (loss)	$192	$1	$18	$(61)	$(1)	$149
Net credit-related charge-offs (recoveries)	$14	$3	$(1)	$—	$—	$16

Selected average balances:
Assets	$39,618	$6,544	$5,283	$14,144	$7,320	$72,909
Loans	38,243	5,871	5,092	—	—	49,206
Deposits	30,019	23,654	4,030	98	264	58,065

Statistical data:
Return on average assets (a)	1.94%	0.01%	1.39%	N/M	N/M	0.82%
Efficiency ratio (b)	42.38	94.57	73.07	N/M	N/M	68.15

	Business	Retail	Wealth
Three Months Ended June 30, 2016	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$355	$155	$42	$(113)	$6	$445
Provision for credit losses	46	1	3	—	(1)	49
Noninterest income	144	48	62	10	4	268
Noninterest expenses	222	205	81	(1)	11	518
Provision (benefit) for income taxes	76	(1)	7	(39)	(1)	42
Net income (loss)	$155	$(2)	$13	$(63)	$1	$104
Net credit-related charge-offs	$42	$1	$4	$—	$—	$47

Selected average balances:
Assets	$39,983	$6,558	$5,215	$13,927	$4,985	$70,668
Loans	38,574	5,879	5,016	—	—	49,469
Deposits	28,441	23,546	4,213	50	271	56,521

Statistical data:
Return on average assets (a)	1.55%	(0.03)%	1.02%	N/M	N/M	0.59%
Efficiency ratio (b)	44.31	101.12	77.65	N/M	N/M	72.43

	Business	Retail	Wealth
Three Months Ended September 30, 2015	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$378	$158	$45	$(163)	$4	$422
Provision for credit losses	30	2	(3)	—	(3)	26
Noninterest income	144	49	59	12	(4)	260
Noninterest expenses	198	185	75	—	(1)	457
Provision (benefit) for income taxes	99	7	11	(57)	3	63
Net income (loss)	$195	$13	$21	$(94)	$1	$136
Net credit-related charge-offs (recoveries)	$23	$1	$(1)	$—	$—	$23

Selected average balances:
Assets	$39,768	$6,518	$5,228	$11,761	$8,058	$71,333
Loans	38,113	5,835	5,024	—	—	48,972
Deposits	31,405	23,079	4,188	203	265	59,140

Statistical data:
Return on average assets (a)	1.96%	0.23%	1.62%	N/M	N/M	0.76%
Efficiency ratio (b)	37.98	89.33	71.12	N/M	N/M	66.87

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains.
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended September 30, 2016	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$169	$181	$118	$90	$(108)	$450
Provision for credit losses	13	(4)	(3)	5	5	16
Noninterest income	82	44	33	97	16	272
Noninterest expenses	161	110	102	112	8	493
Provision (benefit) for income taxes	26	44	19	18	(43)	64
Net income (loss)	$51	$75	$33	$52	$(62)	$149
Net credit-related charge-offs	$1	$—	$10	$5	$—	$16

Selected average balances:
Assets	$13,174	$17,933	$11,014	$9,324	$21,464	$72,909
Loans	12,488	17,637	10,566	8,515	—	49,206
Deposits	21,944	17,674	9,860	8,225	362	58,065

Statistical data:
Return on average assets (a)	0.90%	1.61%	1.18%	2.23%	N/M	0.82%
Efficiency ratio (b)	64.10	48.56	67.29	59.87	N/M	68.15

				Other	Finance
Three Months Ended June 30, 2016	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$166	$178	$119	$89	$(107)	$445
Provision for credit losses	3	17	32	(2)	(1)	49
Noninterest income	81	39	31	103	14	268
Noninterest expenses	159	120	113	116	10	518
Provision (benefit) for income taxes	28	30	2	22	(40)	42
Net income (loss)	$57	$50	$3	$56	$(62)	$104
Net credit-related charge-offs (recoveries)	$—	$17	$31	$(1)	$—	$47

Selected average balances:
Assets	$13,299	$17,998	$11,287	$9,172	$18,912	$70,668
Loans	12,660	17,708	10,840	8,261	—	49,469
Deposits	21,553	16,933	10,052	7,662	321	56,521

Statistical data:
Return on average assets (a)	1.01%	1.10%	0.11%	2.46%	N/M	0.59%
Efficiency ratio (b)	64.13	55.30	74.91	60.43	N/M	72.43

				Other	Finance
Three Months Ended September 30, 2015	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$179	$186	$129	$87	$(159)	$422
Provision for credit losses	6	24	10	(11)	(3)	26
Noninterest income	84	38	34	96	8	260
Noninterest expenses	152	101	97	108	(1)	457
Provision (benefit) for income taxes	35	37	20	25	(54)	63
Net income (loss)	$70	$62	$36	$61	$(93)	$136
Net credit-related charge-offs	$9	$10	$4	$—	$—	$23

Selected average balances:
Assets	$13,856	$17,060	$11,578	$9,020	$19,819	$71,333
Loans	13,223	16,789	10,997	7,963	—	48,972
Deposits	21,946	18,371	10,753	7,602	468	59,140

Statistical data:
Return on average assets (a)	1.23%	1.27%	1.16%	2.70%	N/M	0.76%
Efficiency ratio (b)	57.42	45.19	59.48	59.00	N/M	66.87

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains.
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollar amounts in millions)	2016	2016	2016	2015	2015

Tangible Common Equity Ratio:
Common shareholders' equity	$7,727	$7,694	$7,644	$7,560	$7,622
Less:
Goodwill	635	635	635	635	635
Other intangible assets	11	12	13	14	14
Tangible common equity	$7,081	$7,047	$6,996	$6,911	$6,973

Total assets	$74,124	$71,280	$69,007	$71,877	$71,012
Less:
Goodwill	635	635	635	635	635
Other intangible assets	11	12	13	14	14
Tangible assets	$73,478	$70,633	$68,359	$71,228	$70,363

Common equity ratio	10.42%	10.79%	11.08%	10.52%	10.73%
Tangible common equity ratio	9.64	9.98	10.23	9.70	9.91

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,727	$7,694	$7,644	$7,560	$7,622
Tangible common equity	7,081	7,047	6,996	6,911	6,973

Shares of common stock outstanding (in millions)	172	174	175	176	177

Common shareholders' equity per share of common stock	$44.91	$44.24	$43.66	$43.03	$43.02
Tangible common equity per share of common stock	41.15	40.52	39.96	39.33	39.36

The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.